Exhibit 99.1

One Amgen Center Drive Thousand Oaks, CA 91320-1799 Telephone 805-447-1000 www.Amgen.com

  News Release

AMGEN COMMENCES STRATEGIC COLLABORATION WITH

BEIGENE TO EXPAND ONCOLOGY PRESENCE IN CHINA

Strategic Collaboration Will Accelerate Amgen’s Expansion in China

THOUSAND OAKS, Calif. (Jan. 2, 2020) – Amgen (NASDAQ:AMGN) today announced the successful closing of the transaction to enter into a strategic collaboration with BeiGene that will significantly accelerate Amgen’s plans to expand its oncology presence in China, the world’s second-largest pharmaceutical market. BeiGene is a commercial-stage research-based oncology company with an established and highly experienced team in China, including an approximately 900-person commercial organization and an approximately 600-person clinical development organization.

“There continues to be substantial unmet medical need in China, particularly for patients with cancer,” said Robert A. Bradway, Amgen’s chairman and chief executive officer. “We have been impressed with what BeiGene has accomplished, particularly in research, clinical development and commercialization, and we look forward to working together to advance new oncology therapeutics for patients in China and around the world.”

As previously announced, the terms of the collaboration are:

•

Amgen has acquired a 20.5% stake in BeiGene for approximately $2.8 billion in cash. This represents a purchase price of $174.85 per BeiGene American Depositary Share on NASDAQ, a 36% premium to BeiGene’s 30-day volume-weighted average share price as of Oct. 30, 2019, the day prior to the signing of the agreements. In addition, Anthony C. Hooper, former executive vice president of Global Commercial Operations at Amgen, has been elected to BeiGene’s board of directors, effective today.

•

BeiGene will commercialize XGEVA® (denosumab), KYPROLIS® (carfilzomib) and BLINCYTO® (blinatumomab) in China, during which time the parties will equally share profits and losses. Two of these products will revert to Amgen, one after five years and one after seven years. Following the commercialization period, BeiGene will have the right to retain one product and will be entitled to receive royalties on sales in China for an additional five years on the products returned to Amgen. XGEVA was launched in China in September 2019; New Drug Applications for KYPROLIS and BLINCYTO have been filed in China.

•

Amgen and BeiGene will collaborate to advance 20 medicines from Amgen’s innovative oncology pipeline in China and globally. BeiGene will share global research and development costs and contribute up to $1.25 billion to advance these medicines. Amgen will pay royalties to BeiGene on the sales of these products outside of China, with the exception of AMG 510, Amgen’s first-in-class KRASG12C inhibitor that is being studied as a potential treatment for solid tumors. Amgen anticipates utilizing data from clinical trials conducted in China to advance the development of its oncology portfolio globally.

•

Of the 20 oncology medicines in development, BeiGene will assume commercial rights in China for seven years after launch for those that receive approval in China, including AMG 510. After this time, BeiGene will retain rights to up to six of these products in China, excluding AMG 510, while rights on remaining products revert to Amgen. Amgen and BeiGene will share profits in China equally on these products until the rights revert to Amgen, after which Amgen will pay royalties to BeiGene on sales in China for a period of five years after reversion.

•

Amgen will continue to commercialize its non-oncology product portfolio in China. Last year, Amgen launched its first-ever product in China, Repatha® (evolocumab), an LDL cholesterol-lowering treatment proven to reduce the risk of heart attacks and stroke. Amgen expects to launch a number of other non-oncology medicines in China over the next several years, including Prolia® (denosumab), which reduces the risk of fracture in postmenopausal women with osteoporosis.

•	XGEVA, KYPROLIS and BLINCYTO, as well as the medicines in Amgen’s oncology pipeline, will be manufactured at Amgen’s existing facilities.

Since 2011, Amgen has expanded its geographic presence from approximately 50 to 100 countries, enabling the company to play a growing role in serving the rapidly increasing demand for better healthcare around the world. The pharmaceutical market in China is expected to grow briskly as access to new medicines continues to improve. With approximately four million people diagnosed with cancer annually and 2.3 million deaths from the disease each year, the need for new oncology treatments in China is particularly acute and the oncology market is one of the fastest-growing segments of the overall pharmaceutical market there.

For more information about Amgen’s products, including important safety information, please visit www.xgeva.com, www.kyprolis.com, www.blincyto.com, www.repatha.com, and www.prolia.com.

About Amgen

Amgen is committed to unlocking the potential of biology for patients suffering from serious illnesses by discovering, developing, manufacturing and delivering innovative human therapeutics. This approach begins by using tools like advanced human genetics to unravel the complexities of disease and understand the fundamentals of human biology.

Amgen focuses on areas of high unmet medical need and leverages its biologics manufacturing expertise to strive for solutions that improve health outcomes and dramatically improve people’s lives. A biotechnology pioneer since 1980, Amgen has grown to be the world’s largest independent biotechnology company, has reached millions of patients around the world and is developing a pipeline of medicines with breakaway potential.

For more information, visit www.amgen.com and follow us on www.twitter.com/amgen.

Forward-Looking Statements

This news release contains forward-looking statements that are based on the current expectations and beliefs of Amgen. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including any statements on the outcome, benefits and synergies of the BeiGene strategic collaboration, including the impact on non-GAAP EPS, as well as estimates of revenues, operating margins, capital expenditures, cash, other financial metrics, expected legal, arbitration, political, regulatory or clinical results or practices, customer and prescriber patterns or practices, reimbursement activities and outcomes and other such estimates and results. Forward-looking statements involve significant risks and uncertainties, including those discussed below and more fully described in the Securities and Exchange Commission reports filed by Amgen, including our most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and current reports on Form 8-K. Unless otherwise noted, Amgen is providing this information as of the date of this news release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

No forward-looking statement can be guaranteed and actual results may differ materially from those we project. Our results may be affected by our ability to successfully market both new and existing products domestically and internationally, clinical and regulatory developments involving current and future products, sales growth of recently launched products, competition from other products including biosimilars, difficulties or delays in manufacturing our products and global economic conditions. In addition, sales of our products are affected by pricing pressure, political and public scrutiny and reimbursement policies imposed by third-party payers, including governments, private insurance plans and managed care providers and may be affected by regulatory, clinical and guideline developments and domestic and international trends toward managed care and healthcare cost containment. Furthermore, our research, testing, pricing, marketing and other operations are subject to extensive regulation by domestic and foreign government regulatory authorities. We or others could identify safety, side effects or manufacturing problems with our products, including our devices, after they are on the market. Our business may be impacted by government investigations, litigation and product liability claims. In addition, our business may be impacted by the adoption of new tax legislation or exposure to additional tax liabilities. If we fail to meet the compliance obligations in the corporate integrity agreement between us and the U.S. government, we could become subject to significant sanctions. Further, while we routinely obtain patents for our products and technology, the protection offered by our patents and patent applications may be challenged, invalidated or circumvented by our competitors, or we may fail to prevail in present and future intellectual property litigation. We perform a substantial amount of our commercial manufacturing activities at a few key facilities, including in Puerto Rico, and also depend on third parties for a portion of our manufacturing activities, and limits on supply may constrain sales of certain of our current products and product candidate development. We rely on collaborations with third parties for the development of some of our product candidates and for the commercialization and sales of some of our commercial products. In addition, we compete with other companies with respect to many of our marketed products as well as for the discovery and development of new products. Discovery or identification of new product candidates or development of new indications for existing products cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate or development of a new indication for an existing product will be successful and become a commercial product. Further, some raw materials, medical devices and component parts for our products are supplied by sole third-party suppliers. Certain of our distributors, customers and payers have substantial purchasing leverage in their dealings with us. The discovery of significant problems with a product similar to one of our products that implicate an entire class of products could have a material adverse effect on sales of the affected products and on our business and results of operations. Our efforts to collaborate with or acquire other companies or products and to integrate the operations of companies or in support of products we have acquired may not be successful. A breakdown, cyberattack or information security breach could compromise the confidentiality, integrity and availability of our systems and our data. Our stock price is volatile and may be affected by a number of events. Our business performance could affect or limit the ability of our Board of Directors to declare a dividend or our ability to pay a dividend or repurchase our common stock. We may not be able to access the capital and credit markets on terms that are favorable to us, or at all.

###

CONTACT: Amgen, Thousand Oaks

Trish Hawkins, 805-447-5631 (media)

Jessica Akopyan, 805-447-0974 (media)

Arvind Sood, 805-447-1060 (investors)